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                                                                    EXHIBIT 10.8

                                      UPS

                        EXCESS COORDINATING BENEFIT PLAN


                               TABLE OF CONTENTS

 ARTICLE I -- DEFINITIONS
    Section 1.1 Definitions................................................  1
        (a)     "Board of Directors".......................................  1
        (b)     "Change in Control"........................................  1
        (c)     "Code".....................................................  2
        (d)     "Committee"................................................  2
        (e)     "Coordinating Retirement Benefit"..........................  3
        (f)     "Coordinating Surviving Spouse Benefit"....................  3
        (g)     "Effective Date"...........................................  3
        (h)     "Eligible Employee"........................................  3
        (i)     "Employer Company".........................................  3
        (j)     "ERISA"....................................................  3
        (k)     "Participant"..............................................  3
        (l)     "Plan".....................................................  3
        (m)     "Prior Plan"...............................................  3
        (n)     "Retirement Date"..........................................  3
        (o)     "Retirement Plan"..........................................  4
 ARTICLE II -- ELIGIBILITY                                                   4
    Section 2.1 Eligible Employees.........................................  4
    Section 2.2 Prior Plan.................................................  4
    Section 2.3 Change in Control..........................................  4
    Section 2.4 Period of Participation....................................  4
 ARTICLE III -- BENEFITS                                                     5
    Section 3.1 Coordinating Retirement Benefit............................  5
    Section 3.2 Timing.....................................................  5
    Section 3.3 Lump Sum Option............................................  6
    Section 3.4 Reduced Lump Sum...........................................  6
 ARTICLE IV -- COORDINATING SURVIVING SPOUSE BENEFIT                         7
    Section 4.1 Coordinating Surviving Spouse Benefit......................  7
    Section 4.2 Timing and Form............................................  8
 ARTICLE V -- FORFEITURE OF BENEFITS                                         9
 ARTICLE VI -- COMMITTEE                                                     9
    Section 6.1 Establishment of Committee.................................  9
    Section 6.2 Delegation of Specific Responsibilities....................  10
    Section 6.3 Power to Establish Regulations.............................  10
    Section 6.4 Liability of the Committee.................................  11
    Section 6.5 Reliance by Committee......................................  11
    Section 6.6 Books and Records..........................................  11
 ARTICLE VII -- AMENDMENT AND TERMINATION                                    11
    Section 7.1 Right of Amendment.........................................  11
    Section 7.2 Right to Terminate.........................................  12
 ARTICLE VIII -- NO FUNDING OBLIGATION                                       12
 ARTICLE IX -- MISCELLANEOUS                                                 12
    Section 9.1 Claims Procedure...........................................  12
    Section 9.2 No Guarantee of Employment.................................  13
    Section 9.3 Nonalienation of Benefits..................................  13
    Section 9.4 ERISA......................................................  13
    Section 9.5 Construction...............................................  14


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                                      UPS

                       EXCESS COORDINATING BENEFIT PLAN

         United Parcel Service of America, Inc. ("UPS") hereby establishes, effective as of January 29, 1998, this UPS Excess Coordinating Benefit Plan to provide to certain highly compensated and management employees of UPS or its affiliated companies who are participants in the Retirement Plan those retirement benefits that cannot be paid from the Retirement Plan as a result of the limitations imposed by Sections 401(a)(17) and 415 of the Code. This Plan amends, restates and replaces the Prior Plan to the extent that plan provided for "coordinating retirement benefits" as described in Section 3.1 of the Prior Plan or death benefits as described in Section 5.1 of the Prior Plan.

                            ARTICLE I--DEFINITIONS

         Section 1.1 Definitions. Whenever used herein, the following words shall have the meaning set forth below unless otherwise clearly required by the context:

         (a) "Board of Directors" means the Board of Directors and/or Executive Committee of UPS.

         (b)      "Change in Control" means

                  (1) the approval by the shareholders of UPS of a reorganization, merger, share exchange or consolidation, in each case, where persons who were shareholders of UPS immediately prior to such reorganization, merger, share exchange or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged, surviving or consolidated company's then outstanding securities entitled to vote generally in the election of directors; or a liquidation or dissolution of UPS or of the sale of all or substantially all of UPS's assets;

                  (2) consummation of a business combination between UPS and any entity which has a market capitalization equal to or greater than 80% of the market capitalization of UPS;

                  (3) individuals who, as of the effective date of this Plan, constitute the Board of Directors (the "Incumbent Board") and who cease for any reason to constitute at least an 80% majority of the Board of Directors, provided that any person becoming a director subsequent to the effective date whose election, or nomination for election by UPS's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of UPS, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) shall be considered as though such person were a member of the Incumbent Board; or

                  (4) a change (other than due to retirement in the normal course) of 50% or more of the executive officers of UPS at the level of Senior Vice President and above within a consecutive twelve month period.


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         (c)      "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means the administrative committee of the Plan, the establishment and responsibilities of which are set forth in Article VII.

         (e) "Coordinating Retirement Benefit" means the benefit described in Section 3.1.

         (f) "Coordinating Surviving Spouse Benefit" means the benefit described in Section 4.1.

         (g)      "Effective Date" means January 29, 1998.

         (h) "Eligible Employee" means each full-time manager and supervisor of an Employer Company (as so designated on the payroll records for such Employer Company) who has reached age 55 and completed as least 10 "years of service" as described in the Retirement Plan.

         (i) "Employer Company" means an Employer Company for purposes of the Retirement Plan.

         (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (k) "Participant" means an Eligible Employee and any other employee or former employee of an Employer Company or surviving spouse who becomes a participant in this Plan in accordance with Article II.

         (l) "Plan" means the UPS Excess Coordinating Benefit Plan as set forth in this document and as hereafter amended by the Board of Directors from time to time.

         (m) "Prior Plan" means the UPS Coordinating Benefit Plan, as established as of January 1, 1986 and as thereafter amended.

         (n) "Retirement Date" means the Participant's early, normal or postponed retirement date for purposes of the Retirement Plan.

         (o)      "Retirement Plan" means the UPS Retirement Plan, as amended.

                   ARTICLE II--ELIGIBILITY AND PARTICIPATION

         Section 2.1 Eligible Employees. The Committee shall designate those Eligible Employees who shall be entitled to participate in this Plan and each Eligible Employee so designated shall become a Participant upon the completion of such application or other procedures established by the Committee to commence participation.

         Section 2.2 Prior Plan. Each former employee of an Employer Company who was receiving a "coordinating retirement benefit" as described in Section 3.1 of the Prior Plan and each surviving spouse who was receiving a death benefit as described in Section 5.1 of the Prior Plan immediately before the Effective Date automatically shall become a Participant in this Plan on the Effective Date to the extent of his/her coordinating retirement benefit or death benefit under the Prior Plan.

         Section 2.3 Change in Control. Each employee of an Employer Company who is employed as a full-time manager or supervisor at the time of a Change in

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Control (as designated on the payroll records for such Employer Company) whose benefit under the Retirement Plan is limited at any date on or after the Change in Control by Section 401(a)(17) or Section 415 of the Code automatically will become a participant in this Plan as of the latest to occur of the date his/her Retirement Plan benefit first becomes limited or the date of the Change in Control.

         Section 2.4 Period of Participation. Each person who becomes a Participant in this Plan shall remain a Participant until the earlier of a) his/her benefits under the Retirement Plan are no longer limited by Section 401(a)(17) or Section 415 of the Code or b) all benefits are paid to or on behalf of such Participant in accordance with Article III or forfeited in accordance with Article V.

                             ARTICLE III--BENEFITS

         Section 3.1 Coordinating Retirement Benefit. Upon attainment of his/her Retirement Date and retirement from service with all Employer Companies with a benefit payable from the Retirement Plan, a Participant (other than a Participant who was receiving a benefit under the Prior Plan) shall be entitled to an annual Coordinating Retirement Benefit, equal to (a) minus (b) below:

         (a) The Participant's benefit from the Retirement Plan (in the same form payable to the Participant under the Retirement Plan) taking into account any reduction applicable under the Retirement Plan for benefit payments under other plans or programs, but without taking into account the additional benefits described in Exhibit D of the Retirement Plan or the limitations of Sections 401(a)(17) and 415 of the Code.

         (b)    The Participant's actual benefit from the Retirement Plan.

Each Participant who was receiving a coordinating retirement benefit described in Section 3.1 of the Prior Plan immediately before the Effective Date shall receive a Coordinating Retirement Benefit equal to the amount of that Prior Plan benefit.

         Section 3.2 Timing. Except as provided in Sections 3.3 and 3.4, the Coordinating Retirement Benefit shall commence on the same date as payment of the Participant's benefit under the Retirement Plan, be paid thereafter on the same date as payments are made to the Participant or his/her surviving spouse or beneficiary by the Retirement Plan, and shall cease to be paid upon cessation of the payment of benefits to the Participant or his/her surviving spouse or beneficiary from the Retirement Plan.

         Section 3.3 Lump Sum Option. A Participant in salary grade 25 or higher retiring after the Effective Date but on or before March 1, 1998, may make a written election in accordance with procedures established by the Committee to have the present value of all or a portion of the benefit payable to such Participant under Section 3.1 paid to him/her in a lump sum as soon as practicable following his/her retirement from service with all Employer Companies in lieu of any benefit that would have been payable to such Participant under Section 3.1. Present value shall be calculated using the "applicable interest rate" and the "applicable mortality table" as defined in
Section 417 of the Code and such additional assumptions as the Committee deems appropriate to reflect the possibility that the Participant's Retirement Plan benefit will be increased when the limitations under Section 415 of the Code are increased. The applicable interest rate for any Plan Year shall be determined for the entire Plan Year based on the rate in effect for October

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preceding the beginning of such Plan Year. A lump sum option must be elected before the Effective Date of this Plan and shall be irrevocable. No Coordinating Surviving Spouse Benefit shall be payable on behalf of a Participant to the extent such Participant receives a lump sum payment under this Section 3.3. A Participant who receives a lump sum in lieu of his/her entire benefit payable under Section 3.1 thereafter shall cease to be a Participant in this Plan.

I. Section 3.4 Reduced Lump Sum. Notwithstanding the foregoing, if the rating assigned to UPS senior debt securities by Standard & Poor's Rating Group becomes BBB- and the rating assigned to such securities by Moody's Investors Services, Inc. becomes Baa3 (or, if either, but not both ratings services cease to rate UPS senior debt securities, the rating of the remaining service shall control) and such ratings remain in effect for a period of 90 days, a Participant who is an employee or former employee may at any time while such ratings are in effect elect to receive a reduced benefit in lieu of the benefit that otherwise would be payable to such Participant under Section 3.1 or 3.3. Such reduced benefit shall be equal to the present value of (a)(i) the benefit remaining to be paid to him/her if the Participant has begun to receive benefits under this Plan or (ii) if the Participant has not retired, the benefit that would have been payable to him/her if he/she had terminated employment at the end of the month in which such request is made less (b) 10%. Present value shall be calculated in accordance with Section 3.3. Such reduced benefit shall be paid to such Participant in a lump sum no later than 60 days after the written request for such benefit is received by the Committee. An election of a reduced benefit under this Section 3.4 shall be irrevocable. If a Participant elects a benefit under this Section 3.4, no Coordinating Surviving Spouse Benefit shall be payable on his/her behalf and such Participant thereafter shall cease to be an eligible Participant in this Plan.

               ARTICLE IV--COORDINATING SURVIVING SPOUSE BENEFIT

         Section 4.1 Coordinating Surviving Spouse Benefit. Upon the death of a Participant (other than a Participant who was receiving a death benefit under the Prior Plan) before commencement of a Coordinating Retirement Benefit , such Participant's surviving spouse, if he/she is entitled to receive a Qualified Joint and Survivor (Husband and Wife) Preretirement Survivor Benefit under the Retirement Plan, shall be entitled to receive an annual Coordinating Surviving Spouse Benefit from this Plan equal to (a) minus (b) minus (c) below:

         (a) The survivor benefit that would be payable to such spouse from the Retirement Plan without taking into account the additional benefits described in Exhibit D of the Retirement Plan or the limitations of Sections 401(a)(17) and 415 of the Code.

         (b) The actual benefit payable to such surviving spouse from the Retirement Plan.

         (c) An amount that bears the same proportion to the excess of (a) over (b) as the portion of the Participant's benefit that was paid in a lump sum under Section 3.3 bears to what would have been the Participant's entire benefit under Section 3.1 of this Plan.

Notwithstanding the foregoing, if a Participant receives his/her entire benefit in a lump sum under Section 3.3 or 3.4, no Coordinating Survivor Spouse Benefit shall be payable to his/her surviving Spouse.

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         Each Participant who was receiving a death benefit under Section 5.1 of the Prior Plan immediately before the Effective Date shall receive a Coordinating Survivor Spouse Benefit equal to the amount of that Prior Plan benefit.

         Section 4.2 Timing and Form. Except as provided below, the Coordinating Surviving Spouse Benefit shall commence on the same date as payment of the survivor benefit under the Retirement Plan begins, be paid thereafter on the same date as payments are made to the surviving spouse by the Retirement Plan, and shall cease to be paid upon cessation of the payment of benefits to the surviving spouse from the Retirement Plan. If a Participant makes an election under Section 3.3 to have all or a portion of the benefit payable to such Participant paid to him/her in a lump sum, but dies before receiving such benefit, then all or a portion of the Coordinating Surviving Spouse Benefit payable to his/her Spouse shall be paid to such Spouse in a lump sum (calculated using the same assumptions described in Section 3.3) as soon as practicable following the Participant's death. The portion of the Coordinating Surviving Spouse Benefit payable in a lump sum shall be the same percentage of the benefit elected by the Participant to be paid to him/her in a lump sum.

                       ARTICLE V--FORFEITURE OF BENEFITS

         Anything herein to the contrary notwithstanding, if a Participant who is receiving, or may be entitled to receive, a benefit hereunder engages in competition with UPS or any Employer Company (without prior written authorization given by the Board of Directors) or is discharged for cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to the Employer Company, payments thereafter payable hereunder to such Participant or such Participant's spouse or beneficiary will, at the sole discretion of the Board of Directors, be forfeited and neither UPS nor this Plan will have any further obligation hereunder to such Participant or his/her spouse or designated Beneficiary.

                             ARTICLE VI--COMMITTEE

         Section 6.1 Establishment of Committee. Authority to control and manage the operation and administration of the Plan shall be vested in the Committee consisting of not less than three (3) members, who shall be appointed by the Board of Directors. The Committee shall be the agent for service of process on or with respect to the Plan. Committee members may be removed at any time by the Board of Directors and may resign at any time, such resignation to be effective when accepted by the Board of Directors. All vacancies shall be filled by the Board of Directors. The Committee may appoint from their number such committees, which may include individuals not members of the Committee, with such powers as they shall determine; may authorize one or more of their number, or any agent, to execute or deliver any instrument, or to make any payment in their behalf; and may employ legal counsel (who may be counsel to UPS), agents, and such clerical, accounting and other services as they may require in carrying out the provisions of the Plan. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Committee at a meeting shall be by the vote of the majority of the Committee at any meeting; or without a meeting, by instrument in writing signed by all of the members of the Committee.

         Section 6.2 Delegation of Specific Responsibilities. The members of the Committee may agree in a writing signed by each member to allocate to any one of their number or to other persons any of the responsibilities with which they are charged pursuant hereto, provided the

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responsibilities and duties so delegated are definitively set forth so that the person to whom the delegation is made is clearly aware of such duties and responsibilities. If such delegation is made to a person not a member of the Committee, that person or, in the case of a corporation, its responsible officer, shall acknowledge the acceptance and understanding of such duties and responsibilities.

         Section 6.3 Power to Establish Regulations. The Committee shall establish rules and regulations for the administration of the Plan and the Committee. Except as otherwise herein expressly provided, the Committee shall have the exclusive right to interpret the Plan and decide any matters arising in the administration and operation of the Plan, and any interpretations or decisions so made shall be conclusive and binding on all persons; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all employees and Participants similarly situated.

         Section 6.4 Liability of the Committee. The Committee and members thereof, to the extent of the exercise of their authority, shall discharge their duties with respect to the Plan with care, skill, prudence and diligence; provided, however, that no Committee member shall be responsible for the actions or omissions of a member or any other person, other than himself/herself, which are not in conformity hereto, unless such member knowingly participates in or knowingly conceals such conduct which he/she knows to be in breach of this standard, his/her own conduct has enabled the other member or other person to be in breach of this standard, or he/she has knowledge of such breach by another member or other person and fails to make reasonable efforts under the circumstances to remedy such breach.

         Section 6.5 Reliance by Committee. Board of Directors and Committee members shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon the advice or opinion of any insurance carrier, accountant, legal counsel or physician, and all action so taken or suffered shall be conclusive upon all Participants and any other person claiming under the Plan.

         Section 6.6 Books and Records. The Committee shall keep appropriate books and records.

                    ARTICLE VII--AMENDMENT AND TERMINATION

         Section 7.1 Right of Amendment. UPS reserves the right to make any amendment or amendments to this Plan by resolutions of its Board of Directors, provided, however, that no amendment shall reduce UPS's liability to provide any benefits earned to date of amendment hereunder to employees who are Participants on the date of amendment, except as provided in Article V hereof.

         Section 7.2 Right to Terminate. UPS, by action of its Board of Directors, may terminate this Plan at any time in whole or in part. No termination of this Plan shall reduce UPS's liability to provide any benefits earned to date of termination hereunder to employees who are Participants on the date of termination based on the provisions of this Plan in effect immediately prior to the date of termination, or the amount of benefits payable to a Participant who has retired under the provisions of this Plan or the spouse or other Beneficiary of any Participant receiving benefits under this Plan, except as provided in Article V hereof. Upon termination of this Plan, no additional employees may become Participants hereunder.

                      ARTICLE VIII--NO FUNDING OBLIGATION

         The obligation of UPS to pay any benefits under this Plan shall be unfunded and unsecured; and any payments under this Plan shall be made from the general assets of UPS. Notwithstanding the foregoing, UPS may, in its discretion, establish an irrevocable grantor trust for the purpose of funding all or part

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of its obligations under this plan; provided however, that the terms of such trust require that the assets thereof remain subject to the claims of UPS's judgment creditors and are non-assignable and non-alienable by any Participant or Beneficiary prior to distribution thereof.

                           ARTICLE IX--MISCELLANEOUS

         Section 9.1 Claims Procedure. Any claim for a benefit under this Plan shall be filed and resolved in accordance with the claims procedure provided under the Retirement Plan which is hereby incorporated in this Plan by reference, except that the Committee of this Plan shall be the entity with whom a claim for review should be filed under this Plan.

         Section 9.2 No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer Company and any employee or Participant, as a right of any employee or Participant to be continued in the employment of the Employer Company, or as a limitation of the right of the Employer Company to discharge the employee or Participant with or without cause.

         Section 9.3 Nonalienation of Benefits. No benefit or payment under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, levy upon or charge the same shall be void except that benefits may be paid to an alternate payee under a domestic relations order that is treated as a qualified domestic relations order under the Retirement Plan. Notwithstanding this statement, if the Participant is indebted to UPS at any time when payments are required to be made under the provisions of this Plan, UPS shall have the right to reduce the amount of payments remaining to be made to the Participant or his/her spouse or beneficiary under the Plan to the extent of such indebtedness. An election by UPS not to reduce such payment shall not constitute a waiver of its claim for such indebtedness.

         Section 9.4 ERISA. UPS intends that this Plan constitute an "excess benefit plan" as defined in Section 3(36) of ERISA and, therefore, be exempt from coverage under ERISA. However, to the extent this Plan does not constitute an "excess benefit plan," UPS intends that this Plan come within the various exceptions and exemptions to ERISA for a plan maintained for a "select group of management or highly compensated employees" as described in Sections 201(2), 301(a) (3), and 401(a) (1) of ERISA. Any ambiguities in this Plan shall be construed to effect the intent as described in this Section.

         Section 9.5 Construction. The headings and subheadings set forth in this Plan are intended for convenience only and have no substantive meaning whatsoever. In the construction of this Plan, the singular shall include the plural. This Plan shall be construed in accordance with the laws of the State of Georgia.


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         Executed this 29th day of January, 1998.


ATTEST:                                   UNITED PARCEL SERVICE OF
                                          AMERICA, INC.


 /s/ Joseph R. Moderow
-------------------------------------        /s/ James P. Kelly
Joseph R. Moderow                         -------------------------------------
Secretary                                 James P. Kelly
                                          Chairman





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